Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial statements of Cambrex Corporation (“Cambrex” or the “Company”) and Halo Pharmaceutical and Affiliates (“Halo”) have been prepared to give effect to the acquisition of Halo by Cambrex Corporation. On September 12, 2018, the Company completed the acquisition of Halo Pharmaceuticals, Inc., a Delaware corporation (“Halo U.S.”), 8121117 Canada Inc., a corporation organized under the laws of Canada (“Halo 812”), Halo Pharmaceutical Canada Inc., a corporation organized under the laws of Canada (“Halo Canada”) and together with Halo U.S., Halo 812 and their respective Subsidiaries, (the “Acquired Companies,” “Halo” or “Halo Pharmaceutical and Affiliates”) pursuant to the Purchase and Sale Agreement, dated July 20, 2018, between the Company, the Acquired Companies, the holders of all outstanding shares of the Acquired Companies (collectively, the “Sellers”), SK Capital Partners, L.P., a Delaware limited partnership, as representative of the Sellers and SK Angel Holdings, L.P., a Cayman Islands exempted limited partnership, as guarantor of the Sellers.  An aggregate purchase price of approximately $425 million in cash was paid as consideration.  Halo is a leading dosage form Contract Development and Manufacturing Organization located in Whippany, N.J. and Mirabel, Quebec, Canada.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and Halo and were prepared using the acquisition method of accounting under the provisions of Accounting Standard Codification 805, “Business Combinations.”  The unaudited pro forma condensed combined income statements are presented as if the acquisition occurred on January 1, 2017.  The unaudited pro forma condensed combined income statement for the year ended December 31, 2017 is based on the consolidated income statement of the Company and the combined income statement of Halo for the year ended December 31, 2017.  The unaudited pro forma condensed combined income statement for the six months ended June 30, 2018 is based on the consolidated income statement of the Company and the combined income statement of Halo for the six months ended June 30, 2018.  The unaudited pro forma condensed combined balance sheet as of June 30, 2018 assumes the acquisition occurred as of June 30, 2018 and is based on the consolidated balance sheet of the Company and the combined balance sheet of Halo as of June 30, 2018.

For purposes of these unaudited pro forma condensed combined financial statements, the total purchase price was allocated to the tangible and identifiable assets acquired and liabilities assumed based upon the historical unaudited balance sheet of Halo as of June 30, 2018, included herein and Cambrex’s preliminary estimate of certain fair values.  The excess purchase price over the fair value of the net assets acquired was recorded as goodwill.  The final purchase price allocation may differ from the pro forma amounts reflected herein.  The allocation of the purchase price will be adjusted in accordance with the acquisition method of accounting, to the extent that actual amounts differ from the amounts included in the pro forma financial information.

These unaudited pro forma condensed combined financial statements should be read in conjunction with:

•

The Company’s audited consolidated financial statements and related notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”) on February 8, 2018;

•

The Company’s unaudited consolidated financial statements and related notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018 and 2017 filed with the SEC on August 2, 2018;

•

Halo’s audited combined financial statements and related notes hereto as of December 31, 2017 and 2016, and for the years ended December 31, 2017 and 2016 included as Exhibit 99.1 to this Current Report on Form 8-K/A filed herewith; and

•

Halo’s unaudited combined financial statements and related notes thereto as of June 30, 2018 and 2017 and for the six months ended June 30, 2018 and 2017 included as Exhibit 99.2 to this Current Report on Form 8-K/A filed herewith.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Company would have been if the acquisition occurred as of the date indicated or what such financial position or results will be for any future periods.  The pro forma information gives effect only to the adjustments set forth in the accompanying notes to these unaudited pro forma condensed combined financial statements and does not reflect any anticipated synergies which may be realized by the Company.

The unaudited pro forma condensed combined financial statements presented below are based on the assumptions and adjustments described in the accompanying notes.

CAMBREX CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

For the Year Ended December 31, 2017

(in thousands, except per share data)

	Cambrex	Halo	Reclassifications	Pro Forma Adjustments		Pro Forma Combined
Gross sales	$525,936	$95,728	$-	$-		$621,664
Commissions, allowances and rebates	1,995	-	-	-		1,995
Net sales	523,941	95,728	-	-		619,669
Other revenues, net	10,515	-	-	-		10,515
Net revenue	534,456	95,728	-	-		630,184
Cost of goods sold	304,369	69,607	(216)	1,165	(a)	374,925
Gross profit	230,087	26,121	216	(1,165)		255,259
Operating expenses:
Selling, general and administrative expenses	70,468	15,656	(1,482)	8,642	(b)	93,284
Research and development expenses	16,901	-	-	-		16,901
Total operating expenses	87,369	15,656	(1,482)	8,642		110,185
Operating profit	142,718	10,465	1,698	(9,807)		145,074
Other expenses/(income):
Interest expense, net	1,253	1,143	-	12,772	(c)	15,168
Other (income)/expenses, net	(360)	(711)	1,698	-		627
Income before income taxes	141,825	10,033	-	(22,579)		129,279
Provision for income taxes	38,061	829	-	(6,090)	(d)	32,800
Income from continuing operations	$103,764	$9,204	$-	$(16,489)		$96,479
Basic earnings per share of common stock:
Income from continuing operations	$3.18					$2.95
Diluted earnings per share of common stock:
Income from continuing operations	$3.10					$2.88
Weighted average shares outstanding:
Basic	32,662					32,662
Effect of dilutive stock based compensation	824					824
Diluted	33,486					33,486

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these pro forma financial statements.

CAMBREX CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

For the Six Months Ended June 30, 2018

(in thousands, except per share data)

	Cambrex	Halo	Pro Forma Adjustments		Pro Forma Combined
Gross sales	$286,344	$54,639	$(191)	(e)	$340,792
Commissions, allowances and rebates	401	-	-		401
Net sales	285,943	54,639	(191)		340,391
Other revenues, net	7,200	-	-		7,200
Net revenue	293,143	54,639	(191)		347,591
Cost of goods sold	177,496	36,245	238	(a)	213,979
Gross profit	115,647	18,394	(429)		133,612
Operating expenses:
Selling, general and administrative expenses	32,862	8,641	4,529	(b)	46,032
Research and development expenses	7,752	-	-		7,752
Total operating expenses	40,614	8,641	4,529		53,784
Operating profit	75,033	9,753	(4,958)		79,828
Other expenses/(income):
Interest expense, net	99	720	5,435	(c)	6,254
Unrealized gain on investment in equity securities	(5,146)	-	-		(5,146)
Other expenses, net	445	64	-		509
Income before income taxes	79,635	8,969	(10,393)		78,211
Provision for income taxes	14,534	1,724	(2,563)	(d)	13,695
Income from continuing operations	$65,101	$7,245	$(7,830)		$64,516
Basic earnings per share of common stock:
Income from continuing operations	$1.97				$1.96
Diluted earnings per share of common stock:
Income from continuing operations	$1.94				$1.92
Weighted average shares outstanding:
Basic	32,990				32,990
Effect of dilutive stock based compensation	628				628
Diluted	33,618				33,618

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these pro forma financial statements.

CAMBREX CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2018

(in thousands)

	Cambrex	Halo	Pro Forma Adjustments		Pro Forma Combined
Cash and cash equivalents	$171,348	$3,570	$(33,570)	(f)	$141,348
Trade receivables, net	100,224	15,555	-		115,779
Contract assets	107,083	-	2,667	(g)	109,750
Other receivables	15,417	22,978	(22,978)	(h)	15,417
Inventories, net	99,562	11,854	(1,566)	(i)	109,850
Prepaid expenses and other current assets	10,589	1,298	-		11,887
Total current assets	504,223	55,255	(55,447)		504,031
Property, plant and equipment, net	266,075	62,721	15,643	(j)	344,439
Goodwill	42,864	822	216,747	(k)	260,433
Intangible assets, net	12,753	3,310	176,690	(l)	192,753
Deferred income taxes	1,448	-	-		1,448
Other non-current assets	3,532	102	-		3,634
Total assets	$830,895	$122,210	$353,633		$1,306,738
Accounts payable	$51,596	$3,193	$-		$54,789
Contract liabilities, current	8,153	4,302	-		12,455
Taxes payable	3,388	187	-		3,575
Accrued expenses and other current liabilities	33,304	5,265	-		38,569
Current portion of long-term payables	-	1,427	(346)	(h)	1,081
Current portion of long-term debt	-	5,493	(5,493)	(m)	-
Total current liabilities	96,441	19,867	(5,839)		110,469
Contract liabilities, non-current	39,000	4,536	-		43,536
Deferred income taxes	9,377	10,088	50,593	(n)	70,058
Accrued pension benefits	38,444	-	-		38,444
Long-term debt	-	39,870	355,130	(o)	395,000
Other non-current liabilities	24,306	2,538	(940)	(h)	25,904
Total liabilities	207,568	76,899	398,944		683,411
Total stockholders' equity	623,327	45,311	(45,311)		623,327
Total liabilities and stockholders' equity	$830,895	$122,210	$353,633		$1,306,738

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these pro forma financial statements.

CAMBREX CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

(1)	Description of Transaction

On September 12, 2018, Cambrex Corporation (“Cambrex” or the “Company”) completed the acquisition of Halo Pharmaceuticals, Inc., a Delaware corporation (“Halo U.S.”), 8121117 Canada Inc., a corporation organized under the laws of Canada (“Halo 812”), Halo Pharmaceutical Canada Inc., a corporation organized under the laws of Canada (“Halo Canada”) and together with Halo U.S., Halo 812 and their respective Subsidiaries, (the “Acquired Companies,” “Halo” or “Halo Pharmaceutical and Affiliates”) pursuant to the Purchase and Sale Agreement, dated July 20, 2018, between the Company, the Acquired Companies, the holders of all outstanding shares of the Acquired Companies (collectively, the “Sellers”), SK Capital Partners, L.P., a Delaware limited partnership, as representative of the Sellers and SK Angel Holdings, L.P., a Cayman Islands exempted limited partnership, as guarantor of the Sellers. An aggregate purchase price of approximately $425 million in cash was paid as consideration through the use of borrowings under the Company’s credit facility and cash on hand. Halo is a leading dosage form Contract Development and Manufacturing Organization located in Whippany, N.J. and Mirabel, Quebec, Canada.

(2)	Basis of Presentation

The accompanying unaudited pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X using the acquisition method of accounting under U.S. generally accepted accounting principles and are based on the historical financial information of Cambrex and Halo. The historical financial information has been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to have a continuing impact on the consolidated results.

The allocation of the purchase price is preliminary at this time, and will remain preliminary until the Company finalizes the valuation of the net assets acquired. The final allocation of the purchase price is dependent on a number of factors, including the final determination of fair value of all tangible and intangible assets acquired and liabilities assumed as of the closing date of the acquisition. Since these pro forma financial statements have been prepared based on preliminary fair values, the final amounts recorded for the acquisition date fair values, including goodwill, may differ from the information presented.

Acquisition-related transaction costs incurred as a direct result of the Halo acquisition are nonrecurring in nature and do not reflect expenses the combined company will incur on an ongoing basis. Therefore, acquisition costs are excluded from the pro forma statements of income.

Cambrex completed a review of Halo’s accounting policies and identified certain accounting policy differences between the two companies. For example, Cambrex adopted an accounting standard update related to a comprehensive model for revenue recognition (the “new standard”) on January 1, 2018 using the modified retrospective transition method, whereas Halo adopted the new standard on September 12, 2018 using the modified retrospective transition method. Cambrex recorded the impact of the adoption of the new standard for Halo on January 1, 2018 in the pro forma financial statements.

CAMBREX CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

(2)	Basis of Presentation (continued)

The impact of conforming all other accounting policies of Halo to those of Cambrex are not material to the pro forma financial statements. Accordingly, pro forma adjustments to conform to those accounting policies are not reflected.

(3)	Reclassifications

Certain reclassifications have been made to the historical presentation of Cambrex to conform to the presentation used in the unaudited pro forma condensed combined financial statements.

The FASB issued ASU 2017-07 – Presentation of Net Periodic Benefit Cost Related to Defined Benefit Plans which required the Company to disaggregate the current-service-cost component from the other components of net benefit cost and present it with other current compensation costs for related employees in the income statement and present the other components elsewhere in the income statement and outside of income from operations. For the year ended December 31, 2017 the Company reclassified $216 and $1,482 out of Cost of goods sold and Selling, general and administrative expenses, respectively, to Other expenses on its consolidated income statement.

(4)	Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair market value of Halo’s assets and liabilities.  The table below summarizes the preliminary purchase price allocation as of June 30, 2018.

June 30, 2018
Cash	$3,570
Account receivable	15,555
Contract assets	2,667
Inventory	10,288
Other current assets	1,298
Property, plant and equipment	78,364
Goodwill	217,569
Intangible assets	180,000
Other non-current assets	102
Total assets acquired	509,413
Current liabilities	14,028
Noncurrent liabilities	66,815
Total liabilities assumed	$80,843

CAMBREX CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

(5)	Adjustments to Pro Forma Financial Statements

The following is a description of the adjustments reflected in the unaudited pro forma condensed combined income statements:

(a)Represents the incremental depreciation expense related to the step-up in property, plant and equipment for the periods ended December 31, 2017 and June 30, 2018 of $1,165 and $583, respectively, and also an adjustment to reflect the impact of Halo’s adoption of ASC 606 for the six months ended June 30, 2018 of ($345).

(b)Represents the elimination of Halo’s historical amortization, the addition of Cambrex’s estimated acquired intangible asset amortization, the elimination of related party transactions between Halo and an affiliated company and Halo acquisition costs as follows:

	Preliminary Intangible Asset Valuation	Estimated Useful Life (Yrs.)	Amortization: Year Ended December 31, 2017	Amortization: Six Months Ended June 30, 2018
Customer Relationships	$180,000	15	$12,000	$6,000
Less:
Historical Halo Amortization			(572)	(217)
Amortization Adjustment			11,428	5,783
Elimination of Related Party Transactions, non-recurring			(2,786)	(915)
Halo Acquisition Costs			-	(339)
Pro forma Adjustment			$8,642	$4,529

(c)Represents the adjustments to interest expense for the year ended December 31, 2017 and six months ended June 30, 2018 to reflect (i) the pro forma effects of the removal of the Halo interest on debt (ii) the inclusion of the interest on Cambrex’s assumed borrowings of $395 million with periodic repayments under the Cambrex credit facility and (iii) the removal of the effect on interest income related to the use of cash in the acquisition. The interest expense was determined by considering a LIBOR rate closely dated to the acquisition date plus a margin as specified in the Cambrex credit facility.

(d)Represents the tax effect of the proforma adjustments.

(e)Represents an adjustment to reflect the impact of Halo’s adoption of ASC 606 – Revenue from Contracts with Customers (“ASC 606”) as of January 1, 2018.

CAMBREX CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

(5)	Adjustments to Pro Forma Financial Statements (continued)

The following is a description of the adjustments reflected in the unaudited pro forma condensed combined balance sheet:

(f)Represents a portion of the purchase price paid using cash on hand of $30,000 and the amount of cash on Halo’s balance sheet of $3,570.

(g)Represents unbilled revenue as a result of adopting ASC 606 for Halo on January 1, 2018.  Halo was a privately held company, as such, it was not required to adopt ASC 606 until January 1, 2019.

(h)Represents the elimination of related party receivables/payables between Halo and an affiliated company.

(i)Represents the preliminary fair value and resulting adjustment to finished goods and work-in-process inventory of $441. The preliminary fair value of finished goods and work-in-process was determined based on its net realizable value. Cambrex will recognize the increased value of inventory in cost of goods sold as the inventory is sold. This increase is not reflected in the pro forma condensed combined income statements because it does not have a continuing impact. The adjustment also includes the reduction of inventory on hand as a result of adopting ASC 606 for Halo on January 1, 2018.  Halo was a privately held company, as such, it was not required to adopt ASC 606 until January 1, 2019. The impact of the adoption on January 1, 2018 and the subsequent activity for the six months ended June 30, 2018 resulted in the reduction of inventory of ($2,007).

(j)Represents the step-up from book value to the preliminary fair value of property, plant and equipment.

(k)Represents the excess of consideration paid over the preliminary fair value of the assets acquired and liabilities assumed.

(l)Represents the preliminary fair value and resulting adjustment to identifiable customer-related intangible assets.  These assets will be amortized on a straight-line basis over 15 years.

(m)Represents the elimination of Halo’s debt that was not acquired by the Company.

(n)Represents the preliminary adjustment to deferred tax liabilities in connection with the fair value adjustments to assets acquired and liabilities assumed.

(o)Represents the assumed borrowings of $395 million under the Company’s Credit Facility and the elimination of Halo’s debt that was not acquired by the Company.